Exhibit 5.2 D. WOODARD GLENN, P.C. ATTORNEYS AND COUNSELORS A PROFESSIONAL CORPORATION 8214 WESTCHESTER DRIVE | SUITE 740 DALLAS, TEXAS 75225 (214) 871-9333 D. WOODARD GLENN FAX (214) 871-7131 MATTHEW B. GLENN wglenn@dwgpc.com mglenn@dwgpc.com 1300 S. POLK STREET | SUITE 295 DALLAS, TEXAS 75224 November 19, 2020 Veritex Holdings, Inc. 8214 Westchester Drive, Suite 800 Dallas, Texas 75225 Ladies and Gentlemen: We have acted as special Texas counsel to Veritex Holdings, Inc., a Texas corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”), of an indeterminate amount of one or more of the following securities, which the Company may issue from time to time: (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) one or more series of senior debt securities of the Company (the “Senior Debt Securities”), to be issued pursuant to a senior debt indenture substantially in the form filed as Exhibit 4.9 to the Registration Statement (as defined below) (the “Senior Debt Indenture”); (iv) one or more series of subordinated debt securities of the Company (the “Subordinated Debt Securities,” and, together with the Senior Debt Securities, the “Debt Securities”), to be issued pursuant to the Subordinated Debt Indenture, dated as of October 5, 2020, between the Company and UMB Bank, N.A., as trustee (the “Trustee,” and such indenture, the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”); (v) depositary shares, representing an interest in fractional shares or multiple shares of Preferred Stock and evidenced by a depositary receipt (the “Depositary Shares”); (vi) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”); (vii) rights to subscribe for and to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”); (viii) purchase contracts that will entitle the holder thereof to purchase a specified number of shares of Common Stock, Preferred Stock, Debt Securities or Depositary Shares at a future date (the “Purchase Contracts”); (ix) purchase units, consisting of Purchase Contracts and Debt Securities (the “Purchase Units”); and (x) units comprised of any combination of Common Stock, Preferred Stock, Senior Debt Securities, Subordinated Debt Securities, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts or Purchase Units (the “Units” and, together with the Senior Debt Securities, Subordinated Debt Securities, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts and Purchase Units, the “Covered Securities”), pursuant to the Company’s registration statement on Form S-3 filed with the United States Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). We have reviewed (i) the Registration Statement, including the form of prospectus included therein, (ii) certain resolutions adopted by the Company’s Board of Directors and (iii) such other corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals, and the truthfulness of all statements of fact contained therein.

November 19, 2020 Page 2 With respect to all matters of New York law, we note that you are relying on an opinion of Covington & Burling LLP, dated as of the date hereof, which opinion is filed as Exhibit 5.1 to the Registration Statement. We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that, when, as and if: 1. With respect to the shares of Common Stock, including Common Stock issuable upon the conversion, exercise or exchange of Preferred Stock or Covered Securities: (i) the Registration Statement and any required post-effective amendments thereto all have become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize the issuance and sale of shares of Common Stock and fix or otherwise determine the consideration to be received for such shares and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) unless issued without certificates, certificates representing the Common Stock have been duly executed by the Company and countersigned by the transfer agent therefor; and (v) the shares of Common Stock with terms so fixed have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the related prospectus supplement setting forth the terms of such shares and the plan of distribution, then, upon the happening of such events, such shares of Common Stock (including any shares of Common Stock to be issued by the Company upon the conversion, exercise or exchange of Preferred Stock or Covered Securities) will be duly authorized and validly issued and will be fully paid and non-assessable. 2. With respect to the shares of Preferred Stock, including any Preferred Stock issuable upon the conversion, exercise or exchange of Covered Securities: (i) the Registration Statement and any required post-effective amendments thereto all have become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to establish the rights, preferences and privileges of, and limitations on, any series of Preferred Stock and to authorize the issuance and sale of shares of such series of Preferred Stock and fix or otherwise determine the consideration to be received for such shares and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) an appropriate certificate of designations with respect to such series of Preferred Stock has been duly filed in accordance with applicable law; and (v) the shares of Preferred Stock with terms so fixed have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the related prospectus supplement setting forth the terms of such shares and plan of distribution, then, upon the happening of such events, such shares of Preferred Stock (including any shares of Preferred Stock to be issued by the Company upon the conversion, exercise or exchange of Covered Securities) will be duly authorized and validly issued and will be fully paid and non- assessable.

November 19, 2020 Page 3 Our opinions above are qualified to the extent that the enforcement of any Covered Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law. We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; or (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest. We are members of the bar of the State of Texas. We do not express any opinion herein on any laws other than the law of the State of Texas. We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act. Very truly yours, /s/ D. WOODARD GLENN, P.C. DWG/hn